EXHIBIT 99.1

MERCHANTS & MANUFACTURERS BANCORPORATION, INC.
For Immediate Release
Significant Promotions Announced

New Berlin, WI (February 21, 2005). Merchants & Manufacturers Bancorporation, Inc. ("Merchants"), a $1.4 billion asset financial holding company, today announced the promotion of three individuals of the Merchants management team. These three promotions will become effective on April 1, 2005.

James C. Mroczkowski has been promoted to Chief Operating Officer (COO). James will coordinate the activities of Deposit Operations, Loan Operations, Information Technology, Marketing, Human Resources and Facilities Management. As COO, James will lead our operations team towards enhancing customer service while creating efficiencies throughout the organization. James joined Merchants in 1983 and served in various capacities until he was named Chief Financial Officer in 1994. James has a Bachelors degree in Business Administration from the University of Wisconsin Milwaukee.

Frederick R. Klug has been promoted to Chief Financial Officer (CFO). As CFO, Fred will lead the financial team and be responsible for enhancing our financial reporting and asset/liability management as well as performing detailed financial analysis and planning. Prior to joining Merchants in 2001 as Director of Corporate Finance, Fred spent six years as an investment banker with Robert W. Baird & Co. Fred has a Bachelors degree in Business Administration from the University of North Carolina in Chapel Hill and a Masters degree in Business Administration from the University of Notre Dame Mendoza College of Business.

Peter J. Schumacher has been promoted to Corporate Treasurer. As Treasurer, Peter will continue to manage our investment portfolio and enhance our cash management function across the organization. After spending 10 years with Security Savings in the accounting department, Peter joined Grafton State Bank in 1990 as Controller. In 2003, Peter was named Controller of Merchants. Peter has a Bachelors degree in Accounting from Lakeland College.

Michael J. Murry, President, CEO and Chairman of Merchants, commented "I am excited to announce the promotion of these three individuals. As Merchants has gone through a year of enormous change in 2004, we are making these changes to enhance our effectiveness and profitability in 2005 and beyond."

Merchants & Manufacturers Bancorporation, Inc. is a financial holding company headquartered in New Berlin, Wisconsin, a suburb of Milwaukee. Through our Community Financial Group network, we operate seven banks in Wisconsin (Community Bank Financial, Fortress Bank Westby, Franklin State Bank, Grafton State Bank, Lincoln State Bank, The Reedsburg Bank and Wisconsin State Bank), one bank in Minnesota (Fortress Bank Minnesota) and one bank in Iowa (Fortress Bank Cresco). Our banks are separately chartered with each having their own name, management team, board of directors and community commitment. Together, our banks operate 44 offices in the communities they serve with more than 100,000 clients and total assets of $1.4 billion. In addition to traditional banking services, our Community Financial Group network also provides our clients with a full range of financial services including investment and insurance products, residential mortgage services, private banking capabilities and tax consultation and tax preparation services. Merchants' shares trade on the "bulletin-board" section of the NASDAQ Stock Market under the symbol "MMBI."

Certain statements contained in this press release constitute or may constitute forward-looking statements about Merchants which we believe are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This release contains forward-looking statements concerning the Corporation's prospects that are based on the current expectations and beliefs of management. When used in written documents, the words anticipate, believe, estimate, expect, objective and similar expressions are intended to identify forward-looking statements. The statements contained herein and such future statements involve or may involve certain assumptions, risks and uncertainties, many of which are beyond the Corporation's control, that could cause the Corporation's actual results and performance to differ materially from what is expected. In addition to the assumptions and other factors referenced specifically in connection with such statements, the following factors could impact the business and financial prospects of the Corporation: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; disintermediation; the cost of funds; general market rates of interest; interest rates or investment returns on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of the Corporation's loan and investment portfolio; and the result of the Corporation's discussions with the WDR. Such uncertainties and other risk factors are discussed further in the Corporation's filings with the Securities and Exchange Commission. The Corporation undertakes no obligation to make any revisions to forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

For more information contact:

Michael J. Murry, President, CEO and Chairman - (414) 425-5334

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